Exhibit 10.23
MEMBERSHIP INTEREST REDEMPTION AND WITHDRAWAL AGREEMENT
This Membership Interest Redemption and Withdrawal Agreement (this “Agreement”), dated as of April 14, 2017 (the “Effective Date”), is entered into between Salishan Company, LLC, a Washington limited liability company (“Salishan”), Salishan-Mohegan, LLC, a Washington limited liability company (“Company”), solely for purposes of Sections 1.03 and 8.11: the Mohegan Tribal Gaming Authority (“MTGA”) and, solely for purposes of Section 1.01(a)(iv), (v) and (vi) and (c)(iv) and (v), and Section 8.11, David Barnett, an individual and, as applicable, as the sole manager of Salishan (“David Barnett”). The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution of this Agreement.
RECITALS
A.    Immediately prior to the execution, delivery and performance of this Agreement, Salishan owned 2180 units (the “Membership Interests”) in the Company which represented 40% of the outstanding membership interests of the Company (the “Membership Interests Percentage”).
B.    Salishan and the Company desire that Salishan hereby withdraw from and relinquish all ownership interest (financial, managerial or otherwise) in the Company and that the Company hereby redeem the Membership Interests as set forth herein.
C.    This Agreement, together with the exhibits attached hereto, has been reviewed by the National Indian Gaming Commission (“NIGC”) without objection.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Article I
REDEMPTION
Section 1.01    Irrevocable Redemption, Withdrawal and Resignation.

(a)	Upon execution and delivery of this Agreement by the parties hereto as of the date of this Agreement, for the consideration described in Section 1.02:
(i)    Salishan has irrevocably tendered for redemption to the Company and the Company has irrevocably accepted such tender and redeemed from Salishan all of Salishan’s right, title and interest in and to the Membership Interests and any and all other equity, ownership or other interest of any nature (including without limitation any claim for return of any capital account, with such amounts constituting Salishan’s capital account included as part of the aggregate Redemption Price (defined below)) in the Company that Salishan may otherwise have (the “Redemption”);

(ii)    Salishan has resigned and withdrawn as a member of the Company;
(iii)    Notwithstanding any provision to the contrary in the Amended Operating Agreement by and between the Company and its members effective July 23, 2004, as last amended by amendment dated September 14, 2014 (the “Operating Agreement”), the Company and its members have approved and authorized Salishan’s resignation and withdrawal as a member from the Company;
(iv)    David Barnett has resigned as a Manager of the Company and has resigned and withdrawn as a member of the Board of Managers (as defined in the Operating Agreement) and from any other position with or for the Company held by him;
(v)    The Company has approved the Redemption pursuant to Section 9 of the Operating Agreement and David Barnett’s foregoing resignation and withdrawal; and
(vi)    All members of the Company have authorized and approved the Redemption, resignations and withdrawal described above and have delivered such authorization and approval to Salishan and David Barnett, as applicable, as of the Closing.
(b)    All conditions to and all events required to have happened for the effectiveness of the Closing have been satisfied or occurred, as applicable, as of the Closing.
(c)    As a result of the Redemption, and as of the time of the Closing:
(i)    Salishan is no longer a member or a “transferee” within the meaning of the Washington State Limited Liability Company Act, RCW Ch. 25.15 (the “Act”);
(ii)    Salishan has no interest in the Company, including, within the meaning of the Act, any “transferrable interest” or any right to receive any portion any distribution from the Company;
(iii)    Salishan has no lien on or other security interest in any assets of the Company, including, but not limited to, any direct or indirect financial interest in any “management contract” or “management agreement” within the meaning of the Indian Gaming Regulatory Act (including any amendment thereto or modification thereof, a “Management Contract”) with respect to the conduct of any gaming regulated by the Indian Gaming Regulatory Act (“IGRA”) to which the Company is a party;
(iv)    Neither Salishan nor David Barnett has any financial interest in the Company or in any Management Contract to which the Company is a party; and
(v)    David Barnett has no management role or right to participate in any management of the Company or with respect to any Management Contract to which the Company is a party.
(d)    Each of the parties hereto hereby irrevocably waives any and all rights it may now or in the future have to reverse, cancel or annul the Redemption or the foregoing resignations and withdrawals or to assert any claim that the Redemption and such resignations and withdrawals should be reversed, cancelled or annulled, including for any failure of the Redemption Price (defined below) amounts to be determined or the failure of the Company to deliver the Promissory Note (defined below) in accordance with the terms hereof; provided however, that nothing in this Section 1.01 or elsewhere in this Agreement shall preclude either Salishan or the Company from seeking any remedies available against the other party, whether at law or in equity, for any breach of or material misrepresentation in this Agreement by the other party, and nothing in this Section 1.01 or elsewhere herein shall preclude Salishan from seeking any remedies available against the Company, whether at law or in equity, for any breach of the Promissory Note (hereafter defined), or against MTGA under Section 1.03.
Section 1.02    Redemption Consideration.
(a)    In addition to the other terms and conditions herein and in the Promissory Note (hereafter defined), as consideration for the Redemption, the Company shall pay to Salishan a fixed amount determined pursuant to Section 1.02(b) (the ”Redemption Price”). The Redemption Price shall be paid to Salishan pursuant to the terms of a promissory note substantially in the form attached hereto as Exhibit A (the ”Promissory Note”), with fixed installment percentages as described in the Promissory Note (the “Installment Percentages”), which Promissory Note shall be modified to incorporate the Redemption Price as finally determined by mutual agreement of the parties or by the arbitrator as further provided herein.
(b)    The parties hereby agree that the Redemption Price (the “Arbitration Issue”) shall be submitted to binding arbitration to be administered by JAMS (“JAMS”), subject to the following procedural provisions:
(i)    Not more than thirty (30) days after the Effective Date, the parties shall initiate arbitration by making a request for a commencement letter from JAMS. In the event that one party refuses to join in the request, the other party shall make such request not less than thirty one (31) days and not more than forty five (45) days after the Effective Date. The arbitration proceedings shall be confidential.
(ii)    The arbitration will be before a single neutral arbitrator. Unless otherwise agreed by the parties, the arbitration shall be conducted in Seattle, Washington on over not more than two (2) days, with equal time split between the parties for the presentation of their respective valuations, any cross examination(s), and any rebuttal. Any closing arguments will also be completed during such days of arbitration. The parties may present evidence to the arbitrator relevant to the determination of the Redemption Price, including, without limitation, evidence relating to factors such as regulatory matters governing casino operations, competition, economic conditions and forecasts, potential future development and gaming expansion, and the potential benefits to Salishan under Section 4.01. Notwithstanding the foregoing, no information or statements shall be presented to the arbitrator as to, nor may the arbitrator consider: a) the actual performance or financial condition of the gaming and related operations subject to the Management Agreement defined below (or any amendment or restatement thereof); b) any projected or forecasted performance of those operations based on any actual event occurring after the commencement of those operations; c) discounts for lack of marketability of the Membership Interests; d) minority interest discounts relating to the Membership Interests; or e) any fact or circumstance relating to David Barnett which precipitated the parties’ negotiation and execution of this Agreement. Additionally, as the parties have agreed to utilize the

Promissory Note and have agreed that the Redemption Price is to be paid in the Installment Percentages set forth in the Promissory Note, the Redemption Price shall not include any adjustment to present value.
(iii)    The arbitrator shall be one individual who has substantial business experience and who is familiar with and experienced in business valuation of businesses with assets consisting of contracts with revenue streams and shall be chosen from a list of arbitrators provided by JAMS. In the event that the parties do not agree upon the selection and appointment of the arbitrator within ten (10) calendar days after JAMS issues a list of qualified arbitrators, the arbitrator shall be appointed by JAMS.
(iv)    The arbitration hearing shall take place within ninety (90) days of selection and/or appointment of the arbitrator. Each party shall have an opportunity to submit to the arbitrator testimony and documentary support of its proposed resolution of the Arbitration Issue only (the Company’s proposal being the “Company Terms” and Salishan’s proposal being the “Salishan Terms”). Each party shall have an opportunity to cross examine the witnesses that may testify for the other party and put on additional rebuttal testimony during the arbitration.
(v)    There will be no formal discovery or depositions in the arbitration; rather, each party shall disclose a summary of the testimony of each witness expected to testify and provide a copy of any reports and/or any other documentary evidence that the party will be submitting for consideration to the arbitrator. This exchange of documentary evidence and summary testimony shall be done no less than twenty (20) days before the scheduled arbitration hearing. Each party shall disclose a summary of the testimony of any rebuttal witnesses and provide any rebuttal documents no less than ten (10) days before the scheduled arbitration hearing.
(vi)    Notwithstanding the foregoing, the arbitration shall be conducted in a “baseball arbitration” format. This means that, after conclusion of the testimony by the parties, and considering closing argument, the arbitrator must select either the Company Terms or the Salishan Terms which will then be incorporated into the Promissory Note as the Redemption Price. The arbitrator must select the proposal which he or she deems most representative of the value of the prospective distributions by the Company to Salishan had Salishan remained a member of the Company under the Operating Agreement through the expiration of the Term (as defined in Section 1.04) of the Management Agreement (as defined in Section 1.03). Such value shall be calculated generally in accordance with Schedule 1.02(b) by multiplying the Membership Interests Percentage by: the prospective revenue of the Company during such Term, less loan obligations of the Company to Mohegan Ventures-Northwest, LLC (“MVNW” and such loans being “MVNW Loans”), and less other obligations of the Company not to exceed $50,000 per year. For purposes of this Section 1.02(b)(vi), “revenue” as used in the foregoing sentence shall exclude any amounts paid to the Company as Development Fee under the Development Agreement (which are specially allocated to MVNW under the Operating Agreement) or any amounts paid by the Cowlitz Indian Tribe or Cowlitz Tribal Gaming Authority to the Company as reimbursements or on a pass-through basis for goods or services. The parties acknowledge that as of March 31, 2017: principal and accrued interest in the amount of $86,642,720 constitute Developer

Advances, as defined under the Development Agreement, owed by the Cowlitz Indian Tribe or Cowlitz Tribal Gaming Authority to the Company; and principal and accrued interest in the amount of $66,482,108 constitute MVNW Loans owed by the Company to MVNW. The arbitrator may not formulate his or her own Redemption Price, modify the Company Terms or Salishan Terms, nor select a different value or Redemption Price of his/her own devising.
(vii)    Within ten (10) business days after determination of the Redemption Price pursuant to the arbitration, the Company shall execute and deliver the Promissory Note to Salishan completed in accordance with the results of the arbitration, upon which the parties, in entering into this Agreement, have agreed they will be bound.
(viii)    Each party shall bear its own expenses incurred in connection with the arbitration. All costs, fees, and expenses of the arbitrator and the conduct of the arbitration shall be borne equally by the parties.
Section 1.03    Mohegan Tribal Gaming Authority Covenant and Limited Waiver of Sovereign Immunity.
MTGA, as the sole member of MVNW, owner of 49.15% membership interests in the Company, agrees that, in the event MTGA or Company: (i) misappropriates Company funds; (ii) violates the terms of Section 4.03 of this Agreement; (iii) commits fraud; (iv) voluntarily terminates the Management Agreement (as defined below) under Section 12.1 of the Management Agreement; or (v) takes any actions in bad faith to cause an “Event of Default” under the Management Agreement which results in a Tribal Party (as defined in the Management Agreement) terminating the Management Agreement under Section 12.2 of the Management Agreement (together, the “Prohibited Acts”), which Prohibited Acts directly and proximately result in the failure or inability of the Company to comply with its obligation under this Agreement or the Promissory Note to pay the Redemption Price, then MTGA shall indemnify Salishan for any costs and expenses Salishan reasonably and actually incurs as a result thereof. Salishan agrees that MTGA’s sole obligation and liability under this Agreement is set forth in this Section 1.03, and in no event shall MTGA be liable to Salishan or any other person for any indirect, consequential or punitive damages that may be alleged as a result of this Section 1.03. For the purposes of this Agreement, “Management Agreement” shall mean that certain Third Amended and Restated Management Agreement dated December 4, 2015, by and among the Cowlitz Indian Tribe, the Cowlitz Tribal Gaming Authority, and the Company, in the form that has heretofore been submitted for approval by the Chair of the NIGC pursuant to IGRA, as necessarily amended and/or restated in order to complete such approval.
MTGA hereby expressly and irrevocably waives its sovereign immunity (and any defense based thereon) from any suit, action, proceeding or legal process by Salishan in any forum of competent jurisdiction for the purpose of enforcing the terms of this Section 1.03 against the MTGA and enforcing any judgment arising therefrom.

Section 1.04    Adjustment of Redemption Price. Notwithstanding anything to the contrary herein, the amount of the Redemption Price and obligations of the Company under the Promissory Note assume approval by the Chair of the NIGC pursuant to IGRA of the period of the “Term” and the percentage amount of the “Management Fee” (as each is defined in the Management Agreement) of the Management Agreement (the “Assumption”). To the extent that the Assumption proves inaccurate, the parties shall adjust the amount of the Redemption Price and/or Installment Percentages of the Promissory Note pro rata to reduce the same to be reflective of the revised Term of the Management Agreement and/or revised percentage amount of the Management Fee. The parties shall promptly modify the Promissory Note thereafter to reflect such adjusted terms.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SALISHAN
Salishan represents and warrants to the Company that the statements contained in this Article II are true and correct as of the date hereof. For purposes of this Article II, “Salishan’s knowledge,” “knowledge of Salishan” and any similar phrases shall mean the actual or constructive knowledge of the Manager of Salishan, after due inquiry.
Section 2.01    Organization and Authority of Salishan; Enforceability. Salishan is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Washington. Salishan has full limited liability company power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Salishan, and (assuming due authorization, execution and delivery by the Company) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Salishan, enforceable against Salishan in accordance with their respective terms.
Section 2.02    Ownership of Membership Interests. Salishan is the sole legal, beneficial, record and equitable owner of the Membership Interests, free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance of any nature, except for those existing under the Operating Agreement and those in favor of MVNW.
Section 2.03    Legal Proceedings. Except as previously disclosed to the Company with regard to its action against Paskenta Gaming Group, LLC, there is no claim, action, suit, proceeding or governmental investigation (“Action”) pending or, to Salishan’s knowledge, threatened by or against Salishan or any affiliate of Salishan that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.
Section 2.04    No Other Representations or Warranties. Except for the representations and warranties contained in this Article II, neither Salishan nor any member,

director, officer, employee or agent of Salishan has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Salishan. The parties disclaim, waive and release any warranty, whether implied, statutory at common law or otherwise, with respect to the Membership Interests, other than those expressly set forth herein.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to Salishan that the statements contained in this Article III are true and correct as of the date hereof. For purposes of this Article III, the “Company’s knowledge,” “knowledge of the Company” and any similar phrases shall mean the actual or constructive knowledge of any manager of the Company, after due inquiry.
Section 3.01    Organization and Authority of the Company; Enforceability. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Washington. The Company has full limited liability company power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action on the part of the Company. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by Salishan) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.
Section 3.02    No Conflicts; Consents. The execution, delivery and performance by the Company of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of formation or Operating Agreement or other organizational documents of the Company; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company. No consent, approval, waiver or authorization is required to be obtained by the Company from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby.
Section 3.03    Legal Proceedings. There is no Action pending or, to the Company’s knowledge, threatened against or by the Company or any affiliate of the Company that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

ARTICLE IV
CONTINUING OBLIGATIONS
Section 4.01    Formation; Operation of NewCo. At the Closing, the Company and Salishan shall form a new development entity in the form of a Washington limited liability company, such entity to be comprised of the Company (or MVNW and Mohegan Tribal Ventures Washington, LLC, as such members determine) and Salishan as owners, to be owned 40% by Salishan and 60% by the Company (“NewCo”) (provided there shall be no special allocation of development fee to MVNW as contained in the Operating Agreement). The operating agreement for NewCo shall be delivered at Closing in accordance with Sections 6.01 and 6.02. Upon the formation of NewCo, the Company shall assign to NewCo the “Right of First Refusal” as defined under that certain Third Amended and Restated Development Agreement by and among the Cowlitz Indian Tribe, the Cowlitz Tribal Gaming Authority, and the Company dated October 1, 2012, as it may be amended, provided that no such amendment shall materially adversely affect the rights to be assigned to NewCo hereunder (the “Development Agreement”), subject to the terms thereof and with the benefit of enforcement provisions thereof, and NewCo shall use reasonable efforts to obtain and deliver at or within a reasonable period following the Closing consent to such assignment from the other parties thereto. Notwithstanding the foregoing, upon assignment of the Right of First Refusal under the Development Agreement to NewCo, such assignment shall specifically exclude any security interest, and NewCo shall have no security interest, pursuant to the Development Agreement in any funds or assets of the operations which are the subject of the Management Agreement.
Section 4.02    Actions and Operations of Salishan. For the full term of the Development Agreement, Salishan, along with each of its members, shall be bound by the terms and conditions contained in the Development Agreement applicable to any remaining member of the Company, including but not limited to, any and all restrictive covenants contained therein. Salishan further covenants that it shall not, and shall cause its manager and affiliates to not, interfere with the Company’s performance of its obligations under the Management Agreement or the Development Agreement.
Section 4.03    Actions and Operations of Company. Until such time that the Promissory Note is paid in full and all obligations of the Company hereunder are fully discharged, Company shall not: i) directly or indirectly, take any actions in bad faith that would have the purpose of avoiding payment of the Promissory Note; ii) expand the operations of the Company beyond the management of ilani casino resort under the Management Agreement; or iii) undertake any additional management rights in or responsibilities for or exercise control over any other casino project or other third party business venture.

ARTICLE V
FINANCIAL STATEMENTS
From the Effective Date until the Promissory Note is paid in full and all obligations of the Company hereunder are fully discharged, the Company shall provide to Salishan certified financial statements for the Company no less than annually, within one hundred twenty (120) days after the fiscal year end of the Company.
ARTICLE VI
CLOSING DELIVERIES
Section 6.01    Salishan’s Deliveries. As of the Closing, Salishan shall deliver to the Company the following:
(a)    A fully executed transfer power conveying the Membership Interests to the Company, in the form attached hereto as Exhibit B (the “Transfer Power”), executed by Salishan;
(b)    Consent resolutions of the Managers and Members of Salishan, duly adopted and in effect, which authorize the performance of this Agreement and the transactions contemplated hereby, and the names and signatures of the agents of Salishan authorized to sign this Agreement and the documents to be delivered hereunder;
(c)    Copies of the resignation of David Barnett as a Manager of the Company, as a member of the Board of Managers (as defined in the Operating Agreement) and from any other position with or for the Company held by him, substantially in the form attached hereto as Exhibit C; and
(d)    Certificate of Formation and operating agreement for NewCo as contemplated by Article IV, together with any other appropriate organizational documents, which shall be executed by Salishan.
Section 6.02    Company’s Deliveries. As of the Closing, the Company shall deliver, and cause to be delivered, the following to Salishan:
(a)    Consent resolution of the Members and the Board of Managers of the Company, duly adopted and in effect, which authorizes the performance of this Agreement and the transactions contemplated hereby, and the names and signatures of the officers of the Company authorized to sign this Agreement and the documents to be delivered hereunder;
(b)    Consent resolution of the MTGA, duly adopted and in effect, which authorizes the performance of the limited obligations of MTGA under this Agreement and MTGA’s waiver of sovereign immunity, and the names and signatures of the officers of the MTGA authorized to sign this Agreement for the limited purposes herein;
(c)    Certificate of Formation and operating agreement for NewCo as contemplated by Article IV, together with any other appropriate organizational documents, which shall be executed by the Company;

(d)    Assignment of Right of First Refusal under the Development Agreement to NewCo, subject to any required consent by the other parties thereto; and
(e)    If obtained by Closing, consent to Company’s assignment of Right of First Refusal under the Development Agreement to NewCo by all parties thereto.
ARTICLE VII
SURVIVAL AND INDEMNIFICATION
Section 7.01    Survival of Representations and Covenants. All representations, warranties, covenants and agreements contained in this Agreement and all related rights to indemnification shall survive the Closing.
Section 7.02    Indemnification By Salishan. Salishan shall defend, indemnify and hold harmless the Company, its affiliates and their respective stockholders, members, equity owners, directors, managers, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys’ fees and disbursements (a “Loss”), arising from or relating to:
(a)    any inaccuracy in or breach of any of the representations or warranties of Salishan contained in this Agreement or any document to be delivered hereunder; or
(b)    any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Salishan pursuant to this Agreement or any document to be delivered hereunder.
Section 7.03    Indemnification By the Company. The Company shall defend, indemnify and hold harmless Salishan, its affiliates and their respective Manager and Members from and against all Losses arising from or relating to:
(a)    any inaccuracy in or breach of any of the representations or warranties of the Company contained in this Agreement or any document to be delivered hereunder; or
(b)    any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company pursuant to this Agreement or any document to be delivered hereunder.
Section 7.04    Right to Set-off. The Company may at its option set off against the Promissory Note any amounts owed by Salishan or David Barnett to the Company or MVNW pursuant to loans and advances set forth on Schedule 7.04 hereof, and for Losses pursuant to Section 7.02, if any, following judgment on a suit or action that establishes that any such Losses are a result of Salishan’s violation of Section 7.02(a) and/or 7.02(b) (the “Judgment”). In the event of a Judgment, the Company shall, pending final non-appealable resolution of the Judgment, place into escrow all amounts intended to be set-off against the Promissory Note pursuant to this Section 7.04 until such time that the Judgment is final and not subject to further appeal, after which such amounts shall be disbursed consistent with such final, non-appealable Judgment.

ARTICLE VIII
MISCELLANEOUS
Section 8.01    Expenses. Except for arbitration expenses which shall be treated as set forth in Section 1.02, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.
Section 8.02    Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement. Each of the parties hereto shall, and shall cause its respective affiliates to, cooperate fully with any review, investigation or action of a regulatory authority with jurisdiction over the Company in connection with any review or approval required or desired by the Company, including, without limitation, approval of the Management Agreement.
Section 8.03    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.03):

If to Salishan:                                        Salishan Company, LLC
Attention: David Barnett
19567 - 27th Avenue N.W.
Seattle, Washington 98177
E-mail: jakeybelle@aol.com
with a copy to:                                            Miller Nash Graham & Dunn LLP                             Attention: Chris Masse
2801 Alaskan Way, Suite 500
Seattle, WA 98122
E-mail: christine.masse@millernash.com
and with a copy to:                                    Paskenta Gaming Group, LLC
Attention: Manager
2655 Everett Freeman Way                                 Corning, CA 96021                                        E-mail: arico@paskenta.org
and with a copy to:                                    Drummond Woodsum
Attention: Robert Gipps/Aaron Pratt
84 Marginal Way, Suite 600,
Portland, ME 04101-2480
E-mail: RGips@dwmlaw.com
If to Company:
Salishan-Mohegan, LLC
Attention: President
c/o Mohegan Ventures – Northwest, LLC
1 Mohegan Sun Boulevard
Uncasville, CT 06382
E-mail: drome@mohegansun.com

With a copy to:
Mohegan Tribal Ventures – Washington, LLC
Attention: Manager
13 Crow Hill Road
Uncasville, CT 06382
E-mail: hwoods@moheganmail.com

Section 8.04    Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
Section 8.05    Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. If a provision is found to be invalid or unenforceable and limiting it would make it valid and enforceable, then it shall be construed and executed as so limited. If limiting it does not make it valid and enforceable, then it shall be severed and the remainder will remain in full force and effect to the maximum extent permissible. Notwithstanding the foregoing, this Section shall be subject to Section 1.04, and in the event of a conflict between this Section 8.05 and Section 1.04, Section 1.04 shall control.
Section 8.06    Entire Agreement. This Agreement, the Promissory Note, and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Exhibits and documents to be delivered hereunder, the statements in the body of this Agreement will control.
Section 8.07    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.
Section 8.08    No Third-Party Beneficiaries. Except as otherwise provide in Article VII, This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
Section 8.09    Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.
Section 8.10    Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
Section 8.11    Governing Law; Venue; Waiver of Exhaustion of Tribal Remedies. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction). Except for the Arbitration Issue which shall be resolved in accordance with Section 1.02 hereof, venue for any suit, action, or proceeding arising under or based upon this Agreement, including, without limitation, the enforcement of any arbitration award, shall lie in a court of competent jurisdiction located in King County, Washington, and appellate courts therefrom (the “Chosen Courts”). Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction (in personam or otherwise) of the Chosen Courts and hereby waives, and agrees not to assert, as a defense in any such legal proceeding that it is not subject thereto or that such legal proceeding may not be brought or is not maintainable in the Chosen Courts, or that this Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims for specific performance or injunctive relief with respect to any such legal proceeding shall be heard and determined in the Chosen Courts and irrevocably agree to be bound by the decisions of such Chosen Courts. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the in personam jurisdiction or the laying of venue in any legal proceeding arising out of this Agreement in any Chosen Court. Each party hereto irrevocable waives to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such legal proceeding or claim in such court. Each party foregoes the jurisdiction of any tribal court or tribal forum that may have jurisdiction and agrees that any final non-appealable judgment, arbitration award or non-appealable order in any such actions or proceedings may be enforced by any Chosen Court. Each party hereby unconditionally and irrevocably waives, to the fullest extent it may legally and effectively do so, any right it may otherwise have to require that any legal proceeding or claim be considered or heard first in any tribal court or tribal forum, now or hereafter existing, whether because of the doctrine of exhaustion of tribal remedies or as a matter of comity or abstention, waives any claim or right it may possess to the exercise of jurisdiction by any tribal court or tribal forum and will not commence any such legal proceeding or claim in any tribal court or tribal forum without the consent of the other parties to such legal proceeding.
Section 8.12    Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.
Section 8.13    Waiver of Sovereign Immunity by the Company. The Company hereby expressly and irrevocably waives its sovereign immunity (and any defense based thereon) from any suit, action, proceeding or legal process by Salishan in any forum of competent jurisdiction for the purpose of enforcing the terms and conditions of this Agreement and the enforcement of any judgement arising therefrom.
Section 8.14    Not a Management Contract and No Proprietary Interest. The parties agree that this Agreement does not constitute or modify a Management Contract, nor does it deprive the Cowlitz Indian Tribe of its sole proprietary interest in and responsibility for the conduct of gaming within the meaning of IGRA on the Cowlitz Indian Reservation.
Section 8.15    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Salishan Company, LLC
By /s/ David Barnett
David Barnett, Manager

Salishan-Mohegan, LLC
By /s/ Kevin P. Brown
Name: Kevin P. Brown
Title: Manager

Solely for purposes of Section 1.03 and Section 8.11:
Mohegan Tribal Gaming Authority

By /s/ Kevin P. Brown
Name: Kevin P. Brown
Title: Manager

Solely for purposes of Section 1.01(a)(iv), (v) and (vi) and (c)(iv) and (v), and Section 8.11:

/s/ David Barnett
David Barnett

Exhibit A
Promissory Note

PROMISSORY NOTE
$114,800,000    Effective Date: April 14, 2017

For value received, SALISHAN-MOHEGAN, LLC, a Washington limited liability company ("Maker"), promises to pay to SALISHAN COMPANY, LLC, a Washington limited liability company ("Holder"), or order, the principal sum of One Hundred Fourteen Million Eight Hundred Thousand and 00/100 DOLLARS ($114,800,000) (“Redemption Price”) pursuant to the terms set forth below. This Note is being delivered pursuant to Section 1.02(b) of that certain Membership Interest Redemption and Withdrawal Agreement dated April 14, 2017 among Maker, Holder and, for the limited purposes therein, the Mohegan Tribal Gaming Authority and David Barnett (the “Redemption Agreement”). Notwithstanding anything to the contrary herein, all obligations of Maker under this Note shall be subject to Section 1.04 of the Redemption Agreement.
1.Payments. The amounts due under this Note shall be paid as follows:

a.
0% of the Redemption Price shall be paid in 12 equal monthly installments, payable on or before the first day of each month following the Effective Date hereof until the first anniversary of the Effective Date;

b.
0% of the Redemption Price shall be paid in 12 equal monthly installments, payable on or before the first day of each month following the first anniversary of the Effective Date until the second anniversary of the Effective Date;

c.
20% of the Redemption Price shall be paid in 12 equal monthly installments, payable on or before the first day of each month following the second anniversary of the Effective Date until the third anniversary of the Effective Date;

d.
20% of the Redemption Price shall be paid in 12 equal monthly installments, payable on or before the first day of each month following the third anniversary of the Effective Date until the fourth anniversary of the Effective Date;

e.
20% of the Redemption Price shall be paid in 12 equal monthly installments, payable on or before the first day of each month following the fourth anniversary of the Effective Date until the fifth anniversary of the Effective Date;

f.
20% of the Redemption Price shall be paid in 12 equal monthly installments, payable on or before the first day of each month following the fifth anniversary of the Effective Date until the sixth anniversary of the Effective Date; and

g.
20% of the Redemption Price, together with such other amounts due hereunder, shall be paid in 12 equal monthly installments, payable on or before the first day of each month following the sixth anniversary of the Effective Date until the Maturity Date, together with such other amount(s) due hereunder.

Maker shall make all payments in immediately available funds, without condition or deduction for any reason. Maker and Holder hereby acknowledge and agree that although no interest is expressly payable by Maker hereunder, interest will be imputed using the April 2017 Mid Term annual applicable federal rate and Maker and Holder shall report interest accordingly.
2.Maturity Date. If not sooner paid, the entire unpaid principal balance on this Note, plus any other amounts due hereunder, shall immediately be due and payable, without notice or demand, on the seventh anniversary of the Effective Date (the "Maturity Date").
3.Set-off. Section 7.04 of the Redemption Agreement contains a right of set-off in favor of Maker. Subject to the terms and conditions under Section 7.04 of the Redemption Agreement, Maker's payment obligations under this Note are expressly subject to such right, and all amounts set-off in accordance with Section 7.04 of the Redemption Payment shall be treated as payments hereunder for all purposes.
4.Events of Default. Each of the following shall constitute an Event of Default under this Note:

(a)	The failure of Maker to make any payment according to the terms of this Note where such failure is not fully cured within five (5) calendar days after Holder has provided written notice to Maker;

(b)	The liquidation or dissolution of Maker;

(c)
Maker’s material breach or material default of any provision of the Redemption Agreement where such breach or default is not fully cured and corrected within thirty calendar (30) days after Holder has provided written notice to Maker; provided, however, that such period shall be extended for an additional period of up to thirty calendar (30) days if the Maker is unable to cure within the initial thirty calendar (30) day period so long as such cure is diligently pursued by Maker until such breach or default had been corrected, but in no event shall such cure period be extended beyond the aggregate total of sixty (60) consecutive days after the notice of breach from Holder;

(d)
If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”), Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against Maker in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due; or

(e)
If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case, or (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker’s properties.

5.Notice by Maker. Maker shall notify Holder in writing within five (5) calendar days after Maker acquires knowledge of the occurrence of any Event of Default.
6.Remedies upon Default. Upon the occurrence of an Event of Default hereunder, Holder may, at its option, (i) by written notice to Maker, declare the entire unpaid balance of this Note immediately due and payable regardless of any prior forbearance, and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note. The rights and remedies of Holder under this Note shall be cumulative and not alternative. No waiver by Holder of any right or remedy under this Note shall be effective unless in a writing signed by Holder. No amendment of this Note may be made without the written consent of Maker and Holder. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Holder will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Holder arising out of this Note can be discharged by Holder, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing signed by Holder; (b) no waiver that may be given by Holder will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Holder to take further action without notice or demand as provided in this Note.
7.Presentment, Etc. Maker waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest, and acceptance of this Note, and all other demands or notices of any sort whatsoever with respect to the delivery, acceptance, or performance of this Note or otherwise. Maker agrees that Maker's liability shall not in any manner be affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Holder. To the fullest extent permitted by law, Maker waives the defense of the statute of limitations with respect to collection of amounts owing under this Note. Maker further waives, to the fullest extent permitted by law, the right to plead any and all statutes of limitations as a defense to any demand on this Note, or any agreement now or hereafter securing this Note. Maker expressly agrees that, without in any way affecting the liability of Maker under this Note, Holder may (without notice, consent or consideration) extend any maturity date or the time for payment of any amount due under this Note, accept additional security, release any party liable under this Note or any guarantor of this Note, and release any security now or hereafter securing this Note.
8.Prepayment. Maker may prepay all or any portion of the unpaid principal balance without penalty.
9.Costs and Attorneys’ Fees. Maker agrees to reimburse Holder for all reasonable costs of collection or enforcement of this Note, whether or not suit is filed (including but not limited to reasonable attorneys’ fees), incurred by Holder. If suit or action is filed on this Note, and Holder prevails in a final non-appealable judgement on such suit or action, Maker shall pay Holder's reasonable attorneys’ fees, expenses, and costs in such suit or action or on any appeal therefrom, including, but not limited to, all reasonable fees and expenses incurred at trial, on appeal, on petition of review, in connection with arbitration or mediation, and in a bankruptcy proceeding of any nature.
10.Time is of the Essence. Time is of the essence with regard to the performance of the obligations of Maker in this Note and each and every term, covenant and condition herein by or applicable to Maker.
11.Notices. Any notices required or permitted under this Note shall be given as provided in Section 9.03 of the Redemption Agreement.
12.Assignment. Maker may not assign its rights or obligations under this Note without the prior written consent of Holder. Holder may assign its rights and obligations under this Note without Maker’s consent in connection with the liquidation and dissolution of Holder, provided that Holder promptly notify Maker of any such assignment. Any other assignment by Holder will require the prior written consent of Maker. If Holder assigns its rights and obligations under this Note, the term “Holder” as used herein shall refer to the assignee or assignees.
13.Section Headings; Construction. The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words “hereof” and “hereunder” and similar references refer to this Note in its entirety and not to any specific section or subsection hereof. Unless expressly provided otherwise, “including” means “including without limitation”; “or” is used in the inclusive sense of “and/or”; and “any” means “any and all”. This Note was negotiated by Maker and Holder with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Note to be construed or interpreted against any person will not apply to any construction or interpretation of this Note.
14.Entire Agreement. This Note, together with the Redemption Agreement, constitute the entire agreement between Maker and Holder pertaining to the subject matter hereof and thereof and fully supersede any and all prior or contemporaneous agreements or understandings pertaining to such subject matter.
15.Severability. If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
16.Governing Law; Venue; Waiver of Exhaustion of Tribal Remedies. This Note shall be governed by and construed in accordance with the internal laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction). Venue for any suit, action, or proceeding arising under or based upon this Note, including, without limitation, the enforcement of any arbitration award, shall lie in a court of competent jurisdiction located in King County, Washington, and appellate courts therefrom (the “Chosen Courts”). The parties hereby irrevocably submit to the exclusive jurisdiction (in personam or otherwise) of the Chosen Courts and hereby waive, and agree not to assert, as a defense in any such legal proceeding that it is not subject thereto or that such legal proceeding may not be brought or is not maintainable in the Chosen Courts, or that the Note may not be enforced in or by such courts, and the parties irrevocably agree that all claims for specific performance or injunctive relief with respect to any such legal proceeding shall be heard and determined in the Chosen Courts and irrevocably agree to be bound by the decisions of such Chosen Courts. Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the in personam jurisdiction or the laying of venue in any legal proceeding arising out of this Note in any Chosen Court. Each party irrevocable waives to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such legal proceeding or claim in such court. Each party foregoes the jurisdiction of any tribal court or tribal forum that may have jurisdiction and agrees that any final non-appealable judgment, arbitration award or non-appealable order in any such actions or proceedings shall be conclusive and may be enforced by any Chosen Court. Each party hereby expressly, unconditionally and irrevocably waives, to the fullest extent it may legally and effectively do so, any right it may otherwise have to require that any legal proceeding or claim be considered or heard first in any tribal court or tribal forum, now or hereafter existing, whether because of the doctrine of exhaustion of tribal remedies or as a matter of comity or abstention, waives any claim or right it may possess to the exercise of jurisdiction by any tribal court or tribal forum and will not commence any such legal proceeding or claim in any tribal court or tribal forum without the consent of the other parties to such legal proceeding.
17.Waiver of Sovereign Immunity. Maker hereby expressly and irrevocably waives sovereign immunity of Maker (and any defense based thereon) from any suit, action, proceeding or legal process by Holder in any forum of competent jurisdiction for the purpose of enforcing the terms and conditions of this Note, and the enforcement of any judgement arising therefrom.
[Signature on following page.]

18.STATUTORY NOTICE. MAKER ACKNOWLEDGES THAT ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
This Note is hereby DATED and made EFFECTIVE as of the Effective Date.

MAKER: SALISHAN-MOHEGAN, LLC By: /s/ Kevin P. Brown Its: Kevin P. Brown, Manager

4830-6014-9572.7

Exhibit B
Transfer Power

UNIT TRANSFER POWER

FOR VALUE RECEIVED, the receipt and sufficiency of which is hereby acknowledged, Salishan Company, LLC (“Company”) does hereby sell, assign, transfer, and convey unto Salishan-Mohegan LLC (“Sal-Mo”) all of Company’s right, title, and interest in and to the entirety of Company’s units of Sal-Mo, a Washington limited liability company, which units are uncertificated.
Company does hereby irrevocably constitute and appoint Thomas P. Burke, Mario Kontomerkos, and David Rome, Secretary, Treasurer and Counsel of Sal-Mo, respectively, and each of them, as Company’s attorney-in-fact to transfer the said units on the books of Sal-Mo, with full power of substitution in the premises.

Dated: 4/14/17

Salishan Company, LLC /s/ David E. Barnett David E. Barnett, Manager

4833-8876-6790.3

Exhibit C
David Barnett Resignations and Withdrawals

RESIGNATION OF MANAGER
OF
SALISHAN-MOHEGAN LLC

The undersigned, being a Manager of Salishan-Mohegan, LLC, a Washington limited liability company ("Sal-Mo"), hereby resigns as a Manager and withdraws from Sal-Mo’s Board of Managers, effective as of the Closing of that certain Membership Interest Redemption and Withdrawal Agreement, dated April 14, 2017, by and among Salishan Company, LLC, a Washington limited liability company; Sal-Mo; the Mohegan Tribal Gaming Authority, an instrumentality of the Mohegan Tribe of Indians of Connecticut; and David Barnett, an individual.

/s/ David E. Barnett
David E. Barnett, Manager

4833-4262-9446.3

Schedule 1.02(b)
Salishan Company
Redemption Price Calculation
Management Fees (Term/Fee Assumption)	XXXXXX	[Subject to presentation of evidence by the parties contemplated under Section 1.02(b)(ii)]

PLUS	+

Repayment of Developer Advances	$86,642,720	[As of March 31, 2017]

PLUS	+

Interest Income on Developer Advances	YYYYYY	[Interest accrual from April 1, 2017 until repaid subject to presentation of evidence by the parties]

LESS	—

MVNW Loans	$66,482,108	[As of March 31, 2017]

LESS	0

Interest Expense on MVNW Loans	ZZZZZZ	[Interest accrual from April 1, 2017 until repaid subject to presentation of evidence by the parties]

LESS

Other Obligations	OOOOO	[Other Obligations not to exceed $50,000 per year]

EQUALS	=

Value of Company	#VALUE!

MULTIPLIED BY	X

Membership Interests Percentage	40.00%

EQUALS	=

Redemption Price	#VALUE!

Schedule 7.04

Amounts Due from Salishan to the Company

Promissory Note dated May 20, 2005, in the original principal amount of $500,000 and with accrued interest, having a balance as of February 28, 2017 of $1,275,564.18.

Advances (not exceeding $100,000 in the aggregate) by the Company prior to the Effective Date on behalf of Salishan and/or its members for NIGC and/or State of WA and/or Tribal Gaming Commission investigation fees and costs, including attorneys’ fees, required by such gaming regulatory authority to be paid by the applicant/member and not as a Developer Advance under the Development Agreement. Salishan and/or its members shall retain the obligation for such fees and costs to the extent unpaid after the Effective Date.

Amounts payable from David Barnett to MVNW pursuant to one or more loan agreement(s) and promissory note(s) from David Barnett to MVNW, whether now existing or hereafter executed (“Barnett Loans”). Until paid, 47.325% of the amounts payable by the Company to Salishan under the Promissory Note, together with any additional portion of such payment that is distributable from Salishan to David Barnett, may be off-set against amounts payable under the Barnett Loans to MVNW.

4833-3967-8787.26

30